CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer and Treasurer of Smith Barney Trust II – Smith Barney International Large Cap Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.      The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer and Treasurer
Smith Barney Trust II -	Smith Barney Trust II -
Smith Barney International Large Cap	Smith Barney International Large Cap
Fund	Growth Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken	Frances M. Guggino
Date: August 26, 2004	Date: August 26, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.